UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HARROW HEALTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-0567010
(State of Incorporation)	(I.R.S. Employer Identification No.)

102 Woodmont Blvd., Suite 610 Nashville, Tennessee	37205
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
11.875% Senior Notes due 2027	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-265244

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 11.875% Senior Notes due 2027 (the “Senior Notes”) of Harrow Health, Inc. (the “Company”). For a description of the Senior Notes, reference is made to (i) the information under the heading “Description of the Debt Securities” in the Company’s shelf registration statement on Form S-3 (Registration No. 333-265244) initially filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2022, and declared effective by the Commission on June 6, 2022, and (ii) the information under the heading “Description of the Notes” included in the Prospectus Supplement dated December 15, 2022 with respect to the Senior Notes, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act on December 19, 2022, which information is incorporated herein by reference.

Item 2.	Exhibits.

4.1

Indenture, dated as of April 20, 2021, by and between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on April 20, 2021).

4.2

Second Supplemental Indenture, dated as of December 20, 2022, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 of the Company’s Form 8-K filed on December 20, 2022).

4.3	Form of 11.875% Senior Notes due 2027 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARROW HEALTH, INC.

By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer

Dated: December 20, 2022